UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  December 31, 2007

Aspyra, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	0-12551	95-3353465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26115-A Mureau Road
Calabasas, CA 91302

(Address of Principal Executive Offices) (Zip Code)

(818) 880-6700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2007, Steven M. Besbeck tendered his resignation as a member of the Board of Directors of Aspyra, Inc. (the “Company”), effective immediately.

On January 4, 2008, the Company’s Board of Directors, in accordance with Section 3.04(B) of the Company’s Bylaws, elected Jeff Tumbleson as a member of the Company’s Board of Directors.  Mr. Tumbleson will fill a vacancy on the Board of Directors and will serve until the 2008 Annual Meeting of Shareholders or until his earlier death, resignation or removal.

Mr. Tumbleson is currently Vice President of Information Technology of Outpatient Imaging Affiliates, LLC (“OIA”), a company which partners with local healthcare providers to develop, own and operate outpatient diagnostic imaging and positron emission tomography (“PET”) centers.  Prior to joining OIA, Mr. Tumbleson was owner and President of JT Consulting, a consulting company providing information technology related services for the healthcare industry. Before forming JT Consulting, he was Chief Information Officer and Vice President of Spheris Inc., a provider of clinical documentation technology and services to health systems, hospitals and group practices throughout the United States.

Upon Mr. Tumbleson’s election as a director, the Company awarded Mr. Tumbleson a non-qualified stock option under the Company’s 2005 Stock Incentive Plan exercisable for 50,000 shares of the Company’s Common Stock.

There are no understandings or arrangements between Mr. Tumbleson and any other person pursuant to which Mr. Tumbleson was selected as a director.  Mr. Tumbleson does not have any family relationship with any director, executive officer or person nominated or chosen by the Company’s Board of Directors to become a director or executive officer.  Mr. Tumbleson’s brother, Todd Tumbleson, is a managing director of Great American Investors, Inc., which acted as placement agent for two private placements of the Company’s securities in November 2005 and May 2006 and which received commissions for such services.  Additionally, Todd Tumbleson is the natural person who exercises voting power and investment control over three of the selling shareholders in those private placements, Tebo Partners II, LLC, Tebo Capital SEP IRA and Tebo Capital LLC. Other than the foregoing, there have been no transactions, or series of related transactions, in the last year, nor is there any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was a party, or will be a party, and in which Jeff Tumbleson or any member of his immediate family had, or will have a direct or indirect material interest.

A copy of the Company’s press release dated January 7, 2008 announcing the election of Jeff Tumbleson to the Company’s Board of Directors and the resignation of Mr. Besbeck as a director is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)                                 The following exhibits are being filed with this report:

99.1         Press Release, dated January 7, 2008, of Aspyra, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 7, 2008	Aspyra, Inc.

/s/ Anahita Villafane
Anahita Villafane
Chief Financial Officer and Secretary